SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 21, 2006

                            COLONIAL BANKSHARES, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)

         Federal                          0-51385                 90-0183739
-----------------------------      ---------------------       ---------------
(State or Other Jurisdiction)      (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


85 West Broad Street, Bridgeton, New Jersey                        08302
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (856) 451-5800
                                                     --------------



                                 Not Applicable
                                 -------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 5.03.  Amendments to Articles of Incorporation or Bylaws;
            Change in Fiscal Year.

     On September 21, 2006, the Board of Directors of Colonial Bankshares, Inc. (the "Registrant") approved an amendment to Article II, Section 2 of the Registrant's Bylaws re-establishing that the Registrant's annual meetings of shareholders will be held within 150 days of the Registrant's fiscal year end. The Board of Directors had previously amended the Bylaws to permit the 2006 annual meeting of shareholders to be held in July 2006.

Item 9.01. Financial Statements and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Not Applicable.

     (d)  Exhibits.

         Exhibit No.           Exhibit

             3                 Text of amendment to Bylaws

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            COLONIAL BANKSHARES, INC.



DATE: September 27, 2006            By:     /s/ William F. Whelan
                                            ------------------------------------
                                                William F. Whelan
                                                Senior Vice President

                                    EXHIBIT 3

                           TEXT OF AMENDMENT TO BYLAWS


                            ARTICLE II - Shareholders

Section 2. Annual Meeting. A meeting of shareholders of the Company for the election of directors and for the transaction of any other business of the Company shall be held annually within 150 days after the end of the Company's fiscal year, on the third Thursday of January of each calendar year, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 3:15 p.m., or at such other date and time within such 150-day period as the Board of Directors may determine.